Exhibit 10.1

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 5, 2026, is between LITHIUM AMERICAS CORP., a corporation existing under the laws of the Province of British Columbia, Canada, with principal executive offices located at 3260-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8 (the “Company”), and the investor listed on Schedule I hereto (the “Buyer”).

WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Convertible Debentures (as defined below) pursuant to (i) an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and (ii) an exemption from the prospectus requirements of the applicable securities laws of British Columbia and any other applicable Province or Territory of Canada, the regulations made and forms prescribed thereunder together with all applicable published rules, instruments, binding policy statements and blanket orders and rulings applicable in British Columbia and any other applicable Province or Territory of Canada and all other applicable laws regulating trading in, or the issuance of securities, including the rules and policies of any applicable stock exchange (“Canadian Securities Laws”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase subordinated convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the aggregate principal amount of up to $175,000,000 (the “Subscription Amount”), which shall be convertible into common shares, no par value per share (the “Common Shares”) (as converted, the “Conversion Shares”), of which $150,000,000 shall be purchased upon the Company’s filing of the quarterly report on Form 10-Q for the quarterly period ended June 30, 2026 (the “Initial Closing”), and up to $25,000,000 shall be purchased from time to time upon exercise of the Company Put Right (as defined below) in one or more delayed closings (each, a “Delayed Closing”) (the Initial Closing and each Delayed Closing, individually referred to as a “Closing” and collectively referred to as the “Closings”), at a purchase price equal to 100% of the Subscription Amount (the “Purchase Price”) in the amount set forth opposite the Buyer’s name on Schedule I to this Agreement;

WHEREAS, on or before the Initial Closing Date (as defined in Section 1(c) below), the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as “Exhibit B” pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”) to its transfer agent in the form attached hereto as “Exhibit C;”

WHEREAS, the Common Shares are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “LAC” and on the Toronto Stock Exchange (the “TSX”) under the symbol “LAC;” and

WHEREAS, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at each Closing, Convertible Debentures with principal amounts corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto (or, with respect to any Delayed Closing, such Subscription Amount as shall be agreed by the parties or required pursuant to the Company Put Right, as applicable).

(b) Closing Dates. Each Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of each Closing shall be as follows: (i) the Initial Closing shall be 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (in accordance with the terms of Section 9(k)) (or such other date as is mutually agreed to by the Company and the Buyer) (the “Initial Closing Date”), and (ii) upon exercise of the Company Put Right, each Delayed Closing shall take place at a mutually agreeable date and time, or the fifth (5th) Trading Day following each Put Notice (as defined below), as applicable, provided that in no event may any Delayed Closing occur on a date that is later than the twelve-month anniversary of the date hereof, and the obligation of the Buyer to complete any Delayed Closing shall expire after such twelve-month anniversary (each such date, a “Delayed Closing Date” and collectively with the Initial Closing Date, the “Closing Dates”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Form of Payment; Deliveries. Subject to the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Purchase Price for the Convertible Debentures to be issued and sold to the Buyer at such Closing, minus any reasonable and documented fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer the Convertible Debenture which the Buyer is purchasing at such Closing with a principal amount corresponding with (A) with respect to the Initial Closing, the Subscription Amount set forth opposite the Buyer’s name on Schedule I hereto and (B) with respect to any Delayed Closing pursuant to the Company Put Right, the Subscription Amount specified in the applicable Put Notice, in each case duly executed on behalf of the Company.

(d) Company Put Right. At any time at least thirty (30) days after the Initial Closing Date the Company may from time to time require the Buyer to purchase up to $25,000,000 of additional Convertible Debentures per written notice delivered by the Company to the Buyer (a “Put Notice”) until the Subscription Amount is exhausted, so long as (i) at the time of delivery of the Put Notice and after giving effect to any such issuance, the maximum number of Common Shares issuable upon conversion of all then outstanding Convertible Debentures (and the Convertible Debentures to be issued pursuant to such Put Notice) in compliance with all applicable securities exchange restrictions (but without giving effect to the beneficial ownership limitations set forth therein), multiplied by the VWAP (as defined in the Convertible Debentures) over the five (5) Trading Days immediately preceding the date of such Put Notice, is at least one and one-half (1.5) times the aggregate principal and accrued and unpaid interest of all then outstanding Convertible Debentures (including the Convertible Debentures to be issued pursuant to such Put Notice), (ii) at the time of delivery of the Put Notice, on each Trading Day during the seven (7) consecutive Trading Day prior to the Put Notice the daily traded value of the Common Shares (determined by multiplying the daily trading volume of the Common Shares on the NYSE during regular trading hours as reported by Bloomberg L.P. by the VWAP for such day) is greater than five million dollars ($5,000,000) per day, and (iii) at least sixty (60) days have passed since a previous issuance pursuant to this Section 1(d), if any.

(e) Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Shares pursuant to the transactions contemplated hereby or any other Transaction Documents (as defined below) if the issuance of Common Shares would exceed the aggregate number of Common Shares that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of the NYSE and the TSX (the number of shares which may be issued without violating such rules and regulations is 72,553,609, which the Company represents to the Buyer is 19.99% of the aggregate number of Common Shares outstanding as of the date hereof, and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the NYSE and the TSX for issuances of Common Shares in excess of such amount or (B) obtains advice from outside counsel to the Company that such approval is not required. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of each Closing Date:

(a) Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act or applicable Canadian Securities Laws; provided, however, that by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act or applicable Canadian Securities Laws. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency. Notwithstanding the foregoing, the Buyer agrees not to dispose of any of the Securities while they are subject to any hold period under applicable Canadian Securities Laws unless such disposal is pursuant to an exemption from the prospectus requirements of applicable Canadian Securities Laws.

(b) Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D. At the time the Buyer was offered the Convertible Debentures, it was, and as of the date hereof and as of the applicable Closing Date, is eligible for the prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus Exemptions and has entered into this Agreement as principal. The Buyer is an “accredited investor” in reliance on paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106 and was not created or used solely to purchase or hold securities as an accredited investor under that paragraph (m). The Buyer is not an “insider” of the Company or a “registrant” (each as defined under applicable Canadian Securities Laws).

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and Canadian Securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer understands that nothing in this Agreement or any other material presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax, or investment advice. The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Buyer has had an opportunity to seek and has sought such accounting, legal and tax advice from its own advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Buyer acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. The Buyer acknowledges that it (i) is a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its purchase of the Securities. Alone, or together with any professional advisor(s), the Buyer represents and acknowledges that the Buyer has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Buyer and that the Buyer is able at this time and in the foreseeable future to bear the economic risk of a loss of the Buyer’s investment in the Company.

(e) Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).

(f) Legends. The Buyer agrees to the imprinting, so long as it’s required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) following any sale of such Conversion Shares pursuant to Rule 144 or pursuant to a registration statement covering the resale of such security or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC); provided, however, that the Buyer has delivered such reasonably requested representations to the transfer agent, the Company and the Company’s legal counsel in connection with such legend removal (including from the Buyer’s broke, if applicable). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act (as defined below) or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Buyer delivers such legended certificate representing such securities to the Company) following the delivery by the Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with stock powers attached, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Buyer as may be required above in this Section 2(f), as directed by the Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Shares to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of the Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Buyer agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

In addition, the Buyer understands that the certificates or other instruments representing the Convertible Debentures, except as set forth below, under applicable Canadian Securities Laws shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Closing Date or Delayed Closing, as applicable, will be inserted].

The Buyer understands that if the Conversion Shares underlying the Securities are issued (i) prior to the effectiveness of a Registration Statement or (ii) to a resident of Canada, before the date which is four months and one day after the Closing Date, or if the Conversion Shares underlying the Convertible Debenture issued under the Delayed Closing are issued (i) prior to the effectiveness of a Registration Statement or (ii) to a resident of Canada, before the date which is four months and one day after the Delayed Closing, the certificates or other instruments representing the Conversion Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates), as applicable (it being understood that, for the avoidance of doubt, Conversion Shares issued in accordance with Section 4(c) shall not bear either the restrictive legend set forth below or be subject to any stop-transfer restriction under applicable Canadian Securities Laws):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Initial Closing Date or Delayed Closing, as applicable, will be inserted].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [OR DRS ADVICE] ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE [OR DRS ADVICE] REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

The legends set forth above shall be removed and the Company shall issue to the holder of such Securities by electronic delivery at, (x) if eligible and requested by the holder, the applicable balance account at DTC, or (y) on the books of the Company or its transfer agent, if in the case of each of (x) and (y) (i) such Securities are sold or otherwise transferred pursuant to a prospectus under applicable Canadian Securities Laws, or (ii) four months and one day has passed from the applicable Closing Date. The Company shall use its commercially reasonable efforts to cause its transfer agent to remove the legend set forth above in connection with such sale, assignment or other transfer as soon as reasonably practicable following the date on which it receives a written request from such holder to remove such legend, provided that the Company, its transfer agent and such counsel shall have received a letter of representations in customary form from such holder and such other documentation and evidence as may be reasonably required by the Company or its transfer agent. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(g) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h) Authorization, Enforcement. The Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a material violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Buyer to perform its obligations hereunder.

(j) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Buyer.

(k) No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(l) Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(m) Not a Specified Foreign Entity. The Buyer is neither a “specified foreign entity” nor a “foreign-influenced entity” as defined in Section 7701(a)(51)(B) or (D), as applicable, of the Internal Revenue Code of 1986, as amended, or in temporary, proposed or final United States Treasury Regulations or other guidance promulgated or proposed thereunder or issued in respect thereof.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth (i) under the corresponding section of the disclosure schedule (dated as of the date of this Agreement) delivered to the Buyer by the Company on the date of this Agreement (the “Disclosure Schedule”) which Disclosure Schedule shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, or (ii) in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), the Company hereby makes the representations and warranties set forth below to the Buyer:

(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company or its Subsidiaries to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company’s board of directors. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, the Subordination Agreement, the Irrevocable Transfer Agent Instructions, any agreement entered into by the Company that is identified therein as a Transaction Document, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares, except as otherwise required by applicable Canadian Securities Laws as specified herein.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures and the issuance of the Conversion Shares upon conversion of the Convertible Debentures) will not (i) result in a violation of the Notice of Articles or Articles (each as defined below), or other organizational documents of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any credit facility, indenture or debt instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including, foreign, federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the NYSE and the TSX (the “Principal Markets,” provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Markets” shall include those markets on which the Common Shares are then listed or traded) and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected, and in the case of (ii) or (iii) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Consents. Assuming the accuracy of the Buyer’s representations and warranties in Section 2, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Markets), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Markets and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Shares. The Company has notified the Principal Markets of the issuance of all of the Securities hereunder, which the Company does not anticipate to require obtaining the approval of the shareholders of the Company or any other Person or Governmental Entity other than the Principal Markets. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing, in each case with competent jurisdiction.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that the Buyer (nor any affiliate of the Buyer) is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company for purposes of the Securities Act or any applicable shareholders approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h) Application of Takeover Protections; Rights Agreement. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill, shareholders rights plan (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Notice of Articles, Articles or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Buyer solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(i) SEC Documents and Canadian Documents; Financial Statements. Except as disclosed on Disclosure Schedule, from January 1, 2024 (the “Company Effective Date”) to the applicable Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed from and including the Company Effective Date to the applicable Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). From the Company Effective Date to the applicable Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the applicable Canadian securities regulators pursuant to the Canadian Securities Laws (the “Canadian Documents”). As of their respective filing dates, the SEC Documents and the Canadian Documents complied in all material respects with the requirements of the Exchange Act and applicable Canadian Securities Laws and the rules and regulations of the SEC and the applicable Canadian securities regulator promulgated thereunder applicable to the SEC Documents or the Canadian Documents, as applicable, and the SEC Documents and the Canadian Documents, at the time they were filed with the SEC or the applicable Canadian securities regulators, did not (i) in the case of any registration statement or prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in that case of any SEC Documents or Canadian Documents other than registration statements or prospectuses, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents and the Canadian Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the applicable Canadian securities regulators with respect thereto as in effect as of the time of filing. Such financial statements (A) have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, consistently applied during the periods involved (“IFRS”), or generally accepted accounting principles, consistently applied, (“GAAP”), as applicable, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) the unaudited interim statements, which are prepared in accordance with IFRS or GAAP, as applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting, are subject to normal period-end adjustments and may omit notes which are not required by GAAP, IFRS or applicable law) and, (B) fairly present in all material respects the financial position of each of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations, cash flows and the assets and liabilities of the Company (including, but not limited to, adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses) for the periods indicated, except that the unaudited interim financial statements will be subject to normal year-end adjustments which will not be material, either individually or in the aggregate to the Company and its Subsidiaries, on a consolidated basis, and the Company is not aware of any fact or circumstance presently existing which would render any of the financial information contained therein materially incorrect. All “non-GAAP financial measures” and other “specified financial measures” (as such terms are defined by the rules and regulations of the SEC and Canadian Securities Laws) included in the SEC Documents and the Canadian Documents comply, in all material respects, with the requirements of Regulation G and Item 10(e) of Regulation S-K applicable to the Company at the time such measures were included in such SEC Documents and Canadian Documents, and Canadian Securities Laws. Except as disclosed in the SEC Documents or the Canadian Documents, there are no material off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K) or any other relationships with unconsolidated entities or other persons, that may have a material current effect or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. All other financial statements or schedules required to be included in the SEC Documents or the Canadian Documents, including, but not limited to, financial statements of significant acquisitions or equity investees, comply with the requirements of Rule 3-05 and Rule 3-09 of Regulation S-X applicable to the Company at the time of such filing in all material respects.

(j) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained within the SEC Documents or the Canadian Documents, there has been no Material Adverse Effect. Neither the Company nor any of its Subsidiaries has sought protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. As of June 30, 2026, the value of the consolidated assets (at fair value and present fair saleable value or at book value) of the Company and its Subsidiaries is greater than the amount of consolidated liabilities at book value (including contingent and unliquidated liabilities) of the Company and its Subsidiaries. As of the applicable Closing Date, the Company, on a consolidated basis with its Subsidiaries, believes it is able to pay all of its consolidated liabilities as such liabilities mature and does not have an unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that required disclosure by the Company on a Report on Form 6-K or Form 8-K, or would require disclosure on Form 8-K or in a Canadian material change report promptly following the date of this Agreement upon such occurrence, and that has not been furnished, or filed, as applicable, with the SEC or the applicable Canadian securities regulators, as applicable.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Notice of Articles, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Articles or their organizational charter, formation, memorandum of association, articles of association, Notice of Articles or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. During the one year prior to the date hereof, (i) the Common Shares have been listed or designated for quotation on the Principal Markets, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Markets and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Markets regarding the suspension or delisting of the Common Shares from the Principal Markets, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(m) Equity Capitalization.

(i) Authorized and Outstanding Capital. As of the date hereof, the authorized capital stock of the Company consists of (A) an unlimited number of shares of common stock, of which, 362,949,524 are issued and outstanding, and (B) an unlimited number of voting and non-voting preferred shares, of which, no preferred shares have been issued. As of the date hereof, the Company has reserved no Common Shares for issuance to parties or Persons other than the Buyer.

(ii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Set forth in a Disclosure Schedule to this Agreement is the number of Common Shares that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Convertible Debentures) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

(iii) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

(iv) Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company’s notice of articles, as amended and restated and as in effect on the date hereof (the “Notice of Articles”), and the Company’s articles, as amended and restated and as in effect on the date hereof (the “Articles”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

(n) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. There is no action pending by the Company or, to the knowledge of the Company, any other Person to terminate the registration of the Common Shares under the Exchange Act or to delist the Common Shares from any Principal Market, nor has the Company received any notification that any Principal Market is currently contemplating terminating such registration or listing. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the DTC and The Canadian Depository for Securities Limited (“CDS”) or another established clearing corporation and the Company is current in payment of the fees to the DTC and to CDS (or such other established clearing corporation) in connection with such electronic transfer.

(o) Indebtedness and Other Contracts. Other than as set forth in a Disclosure Schedule to this Agreement, neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, other than the Permitted Indebtedness, or (ii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not give rise to a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all obligations and indebtedness or liabilities for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or other similar instruments, including obligations so evidenced that were incurred in connection with the acquisition of property, assets or businesses, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP and “earnouts”) (other than trade current accounts payable entered into in the ordinary course of business consistent with past practice), (C) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings, (D) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (E) net obligations under any hedging agreements or other interest rate management device, foreign currency exchange agreement, currency swap agreement or any similar agreement, (F) all Disqualified Stock of such Person, (G) all Contingent Obligations in respect of indebtedness, obligations or liabilities of others of the kinds referred to in clauses (A) through (F) herein. As used herein, “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. “Disqualified Stock” means, as to any Person, any shares, units, membership interests, limited liability company interests, general or limited partnership interests, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock or other equity security (for purposes of the definition of “Disqualified Stock” herein, “Stock”), which, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely as a result of a change control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the date the Convertible Debenture matures, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following the date the Convertible Debenture matures at the time such Stock was issued, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the date that is ninety-one (91) days following the date that the Convertible Debenture matures.

(p) Litigation. Other than as set forth in a Disclosure Schedule to this Agreement, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Markets, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.

(q) Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of the patents owned by the Company or any of its Subsidiaries is set forth in a Disclosure Schedule to this Agreement. Except as set forth in such Disclosure Schedule, none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement; provided, however, that the Company may, in its sole discretion, choose to abandon any Intellectual Property Rights if such abandonment, taken individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights violations that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(r) Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of them under all such laws to conduct their respective businesses and (c) are in compliance with all material terms and conditions of any such permit, license or approval.

(s) Taxes. Except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries: (i) has filed all U.S. federal, state and local and non-U.S. tax returns required to be filed by it in any jurisdiction in which it is subject to tax, (ii) has paid all taxes and other governmental assessments and charges in the nature of a tax that are shown or determined to be due on such tax returns, except those which are being contested in good faith, and (iii) has not received written notice of any unpaid taxes claimed to be due by the taxing authority of any jurisdiction in which the Company currently files tax returns.

(t) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and IFRS and to maintain asset and liability accountability. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or Governmental Entity relating to any potential material weakness or significant deficiency in any part of the system of internal controls of the Company or any of its Subsidiaries.

(u) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the financial advisors set forth on the Disclosure Schedule, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the financial advisors set forth on Disclosure Schedule, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(x) Registration Eligibility. The Company is eligible to register the resale of the Conversion Shares by the Buyer using Form S-3 promulgated under the Securities Act.

(y) Sanctions Matters. None of the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(z) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyer have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).

(aa) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(bb) Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Markets.

(cc) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Buyer or potential purchasers in connection with the sale of any Regulation D Securities.

(dd) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

4.	COVENANTS.

(a) Blue Sky. The Company shall, on or before the Initial Closing Date and any Delayed Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer, on or prior to the Initial Closing Date and any applicable Delayed Closing Date, as applicable. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Closing Date and any Delayed Closing Date, as applicable.

(b) Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall use commercially reasonable efforts to file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act (it being understood, that, for the avoidance of doubt, the timely filing of the SEC Documents includes any documents filed by permitted filing deadline extension under Rule 12b-25 under the Exchange Act), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c) Canadian Filings. The Buyer will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian Securities Laws to permit the issuance of the Securities (and, if issued, the Conversion Shares) on the terms set forth herein. The Company will prepare and file, within the applicable time periods and at its expense, all reports, undertakings and other documents relating to the issuance of the Securities (and, if issued, the Conversion Shares) as may be required by the Company under Canadian Securities Laws, any securities regulator, other regulatory authority, or the Principal Markets, including all regulatory filings required by the applicable provincial securities commissions to be made by the Company. The Buyer will promptly provide such information concerning the Buyer and execute and deliver such certificates and other documents as the Company may reasonably request to complete such filings, provided that the Buyer will not be responsible for preparing or making any filing on behalf of the Company. Accordingly, the Buyer consents to the collection, use and disclosure of certain information to the Principal Markets, applicable Canadian securities regulatory authorities (including the British Columbia Securities Commission) and the Company’s advisors solely for and expressly limited to the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, Anti-Corruption Laws, anti-money laundering laws or anti-terrorism laws). The Buyer hereby acknowledges that it has been notified by the Company of the requirement to deliver to the Principal Markets and/or the applicable Canadian securities regulatory authorities the full name, address, email address and telephone number of the party to whom the Securities (and, if issued, the Conversion Shares) are issued, the number of securities issued and the date(s) of distribution. Notwithstanding anything to the contrary herein, following the effectiveness of the Registration Statement, the Company shall issue any Conversion Shares to the Buyer, provided that the Buyer is not then a resident of Canada, in reliance on section 4 of British Columbia Instrument 72-503 – Distribution of Securities outside British Columbia and without any restrictive legend, stop-transfer order or other transfer restriction under applicable Canadian Securities Laws.

(d) Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or applicable laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. The Company shall not, without the prior written consent of the Buyer, loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Convertible Debentures to any Subsidiary unless such Subsidiary has entered into a guarantee in a form acceptable to the Buyer (a “Subsidiary Guaranty”).

(e) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Markets, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Markets for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Markets during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d). “Underlying Securities” means (i) the Conversion Shares, and (ii) any common shares of the Company issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Shares are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures.

(f) Fees and Expenses.

(i) Prior to the date hereof, Company has paid to the Buyer an unallocated upfront payment of $25,000. Except as set forth in the foregoing sentence, each of the Company and the Buyer shall be responsible for all of its own fees and expenses incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the closing of the Initial Closing contemplated thereby.

(ii) The Company shall pay to the Buyer on demand all reasonable and documented costs and expenses of the Buyer and its agents, counsel, and any receiver or receiver-manager appointed by them or by a court (including, without limitation, all reasonable fees, expenses and disbursements of legal counsel) in connection with this Agreement and the other Transaction Documents incurred after the date of this Agreement in connection with the following: (x) the closing of the Convertible Debentures issuable at a Delayed Closing; (y) any actual or proposed amendment or modification of this Agreement or the other Transaction Documents or any waiver thereunder and all instruments supplemental or ancillary thereto; and (z) the defense, establishment, protection or enforcement of any of the rights or remedies of the Buyer under this Agreement or any of the other Transaction Documents; provided however, the aggregate amount payable by the Company pursuant to parts (x) and (y) of this section shall not exceed $100,000, unless otherwise agreed by the Company.

(g) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

(h) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transactions. The Company shall, on or before the second Business Day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, required exhibits, the “Current Report”). From and after the filing of the Current Report and the quarterly report on Form 10-Q for the quarterly period ended June 30, 2026, the Company shall have publicly disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report and the quarterly report on Form 10-Q for the quarterly period ended June 30, 2026, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, including without limitation the non-disclosure agreement entered into between the Company and an affiliate of the Buyer on September 29, 2025 (the “NDA”), shall terminate, and the Buyer and its affiliates shall be cleansed of all “Confidential Information” (as that term is used in the NDA) that constitutes material non-public information for the purposes of Section 9 of the NDA.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion). To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer’s consent, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Without the prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Buyer in any filing, announcement, release or otherwise.

(i) Reservation of Authorized Shares. The Company shall reserve such number of Common Shares for the Convertible Debentures sufficient to effect the conversion of all of the outstanding and unpaid Subscription Amount of the Convertible Debentures from time to time (the “Required Reserve Amount”). So long as the Convertible Debentures are outstanding, the Company shall take all corporate action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the conversion of the Convertible Debentures, the number of Common Shares equal to the applicable Required Reserve Amount.

(j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when no Convertible Debentures remain outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person, solely to the extent such “short sale” would or does establish a net short position in the Common Shares. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Shares; or (2) selling a number of Common Shares equal to the number of Underlying Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, upon the completion of a pending conversion of the Convertible Debentures for which a valid Conversion Notice (as defined in the Convertible Debentures) has been submitted to the Company pursuant to Section 4(b) of the Convertible Debentures. Additionally, no Restricted Person shall lend out any Common Shares during the Restricted Period.

(l) Trading Information. On a weekly basis, the Buyer agrees to provide the Company with trading reports setting forth the number and average sales prices of Conversion Shares sold by the Buyer during the prior trading week.

(m) Prohibited Transactions. From the date hereof until all of the Convertible Debentures have been repaid or converted into Common Shares, the Company agrees to not directly or indirectly enter into any contract, agreement or other item that would restrict or prohibit any of the Company’s obligations to the Buyer under the Transaction Documents, including, without limitation, any payments required by the Company to the Buyer upon a Trigger Event (as defined in the Convertible Debentures).

(n) From the date hereof until all the Convertible Debentures have been repaid, without the prior written consent of the Buyer, the Company shall not, and shall not permit any Intermediate Holding Company or Project Holdco to, directly or indirectly (i) other than Permitted Indebtedness, enter into, create, incur, assume or guarantee any Indebtedness, (ii) other than Permitted Liens, enter into, create, incur, or assume any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, (iii) amend its charter documents, including, without limitation, its notice of articles and articles, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures, or (iv) other than (a) sales of Common Shares made pursuant to the equity distribution agreement established with TD Securities (USA) LLC and TD Securities Inc. on March 19, 2026, or any other “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Shares or (b) any sales of fixed-price convertible notes, warrants or other equity-linked securities (with customary anti-dilution protections), without the prior consent of the Buyer, enter into, agree to enter into, or effect any Variable Rate Transaction other than with the Buyer or an affiliate of the Buyer.

For the purposes of the definitions of Permitted Indebtedness and Permitted Liens set forth below, terms defined therein are set forth on Schedule II attached hereto.

“Permitted Indebtedness” means, in respect of the Company, any Intermediate Holding Company or Project Holdco, any of the following:

(i) Indebtedness of the Company in respect of (A) the Convertible Debentures and (B) (i) the Existing Orion Note in an aggregate funded principal amount of $117,000,000, of which $109,000,000 constitutes funded principal and $8,000,000 constitutes Capitalized Interest, each as of the date of this Agreement, and any Additional Orion Notes in an aggregate funded principal amount not to exceed $30,000,000, provided that the aggregate principal funded amount of the Existing Orion Note and the Additional Orion Notes shall not exceed $139,000,000 (and once the principal amount thereunder is satisfied (whether in cash, by conversion or otherwise) such amounts shall not be reissued (i.e., not a revolving line of credit) and (ii), in each case, Capitalized Interest in respect thereof;

(ii) Indebtedness existing on April 1, 2025 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (v) hereof;

(iii) Indebtedness (A) of any Subsidiary of the Company to the Company or any other Subsidiary or (B) of the Company to any Subsidiary of the Company, solely to the extent that any such Indebtedness is expressly subordinated in right of payment to this Note pursuant to a subordination agreement in form and substance satisfactory to the Buyer acting reasonably;

(iv) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; provided that the Indebtedness so Guaranteed is Permitted Indebtedness and so long as the aggregate amount of such Guarantee does not exceed the Company’s allocable share of the liability, based on its direct or indirect ownership percentage of such Subsidiary at the time such Guarantee is provided, and such maximum shall be adjusted from time to time to reflect any changes in the Company’s ownership stake in such Subsidiary;

(v) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (i)(B), (ii) and (viii) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (A) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness except by (x) an amount equal to unpaid accrued interest, premium and penalties thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and (y) an amount equal to any existing unutilized commitments, (B) any Liens securing such Refinance Indebtedness are not extended to any additional property of the Company or any Subsidiary, (C) none of the Company or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, and (D) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness;

(vi) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(vii) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations (including guarantees thereof), in each case provided in the ordinary course of business;

(viii) Indebtedness pursuant to p-card, corporate credit card or similar programs in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(ix) Indebtedness that is expressly subordinated in right of payment to the Convertible Debentures pursuant to a subordination agreement (in form and substance satisfactory to the Buyer) with a maturity date or scheduled amortization or scheduled payments of principal or subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control and customary acceleration rights after an event of default) on or after the date that is ninety-one (91) days following the Maturity Date;

(x) Indebtedness in respect of leases of office space, office equipment or motor vehicles with respect to which the aggregate lease payments do not exceed $15,000,000 per fiscal year;

(xi) Guarantees of Indebtedness incurred pursuant to clause (ii) of the definition of Permitted Project Indebtedness so long as the aggregate amount of such Guarantee does not exceed the Company’s allocable share of the liability, based on its direct or indirect ownership percentage of the Project Company at the time such Guarantee is provided, and such maximum shall be adjusted from time to time to reflect any changes in the Company’s ownership stake in the Project Company;

(xii) (A) amounts for insurance premiums, professional fees and fees related to corporate transactions and (B) other amounts due to trade creditors and accrued expenses not to exceed $15,000,000 at any time outstanding, in each case arising in the ordinary course of business and to the extent such amounts and expenses are not unpaid more than ninety days past the due date therefor or are being contested in good faith;

(xiii) Indebtedness incurred in connection with the issuance of GM Letters of Credit (as defined in the GM Investment Documents);

(xiv) other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding; and

(xv) any Guarantee or other credit support on commercially reasonable terms and conditions to facilitate a sale or transfer of any Specified Tax Credit; provided that the Company or such Subsidiary may Guarantee an indemnity for losses from the sale or transfer of Specified Tax Credits on commercially reasonable terms and conditions, but if the guarantee amount exceeds the Company’s share of the liability, based on its direct or indirect ownership percentage of the Project Company at the time such Guarantee is provided, such excess portion must not exceed $38,000,000.

“Permitted Liens” means, in respect of the Company, any Intermediate Holding Company or Project Holdco, any of the following:

(i) Liens created pursuant to the Orion Transaction Documents (as in effect on the date of this Agreement), the DOE Financing Documents and the GM Investment Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the Company or any Intermediate Holding Company existing on the date hereof; provided that (A) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv) [intentionally deleted];

(v) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(vi) Liens granted by a Subsidiary in favor of the Company or another Subsidiary in respect of Indebtedness owed by such Subsidiary;

(vii) Liens in respect of Indebtedness incurred pursuant to clause (xiii) of the definition of Permitted Indebtedness; and

(viii) other Liens securing obligations in an amount not to exceed $5,000,000 at any time outstanding.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, dividend, stock split or other similar transaction; in connection with issuances of rights, options or warrants; spin-offs; tender or exchange offers; or make-whole adjustments in connection with a fundamental change).

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures in which the Company shall record the name and address of the Person in whose name the Convertible Debentures have been issued (including the name and address of each transferee), the principal amount (and stated interest) of Convertible Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives. The Company shall maintain the register in a manner that complies with the “registered form” requirements in Section 5f.103-1(c) of the United States Treasury Regulations.

(b) Transfer Restrictions. The Securities may only be disposed of in compliance with applicable state and federal securities laws and in compliance with any provision of any other Transaction Document including applicable Canadian Securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Buyer under this Agreement.

(c) Conversion and Exercise Procedures. The form of Conversion Notice included in the Convertible Debentures set forth the totality of the procedures required of the Buyer in order to convert the Convertible Debentures. Except as provided in Section 2(f) and Section 5(b), no additional legal opinion, other information or instructions shall be required of the Buyer to convert its Convertible Debentures. The Company shall honor conversions of the Convertible Debentures and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Convertible Debentures.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion in accordance with the terms of Section 9(k):

(a) The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Buyer shall have delivered to the Company the Purchase Price (less, the amounts withheld pursuant to Section 4(d), if any) for the Convertible Debentures being purchased by the Buyer at the Closing by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

(d) Holders of the notes issued in connection with the Orion Note shall have executed and delivered (i) a subordination agreement providing for the subordination of the Company’s obligations under the Convertible Debentures to the Company’s obligations under the Orion Note (the “Subordination Agreement”) and (ii) a consent to entry into the Convertible Debentures and to the performance by the Company of its rights and obligations under the Convertible Debentures.

(e) General Motors Holdings LLC shall have agreed to a waiver of its participation rights with respect to the transactions contemplated by the Transaction Documents or has otherwise been permitted to participate therein.

7.	CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase its Convertible Debentures at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion in accordance with the terms of Section 9(k):

(a) The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer a Convertible Debenture with a principal amount corresponding to (i) with respect to the Initial Closing, the Subscription Amount set forth opposite the Buyer’s name on Schedule I for the Initial Closing and (ii) with respect to any Delayed Closing pursuant to the Company Put Right, the Subscription Amount specified in the applicable Put Notice.

(b) The Buyer shall have received the opinion of counsel to the Company, dated as of the applicable Closing Date, in the form reasonably acceptable to the Buyer.

(c) The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the applicable Closing Date.

(d) Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(e) The Company shall have delivered to the Buyer evidence satisfactory to the Buyer of (i) the NYSE having been apprised of the transactions contemplated by the Transaction Documents and not having made any objection (not subsequently withdrawn) that the consummation thereof would violate the NYSE’s listing rules, (ii) the conditional approval of the TSX of the Company’s issuance and sale of Common Shares underlying the Convertible Debentures and (iii) the Common Shares underlying the Convertible Debentures to be issued on the First Closing Date pursuant to this Agreement having been approved for listing (subject to official notice of issuance) on the TSX and the NYSE (with respect to the NYSE and the TSX, subject to the Exchange Cap), and (iv) with respect to a Delayed Closing, the Common Shares underlying the Convertible Debentures to be issued on the Delayed Closing Date pursuant to this Agreement having been approved for listing (subject to official notice of issuance) on the TSX and the NYSE (with respect to the NYSE and the TSX, subject to the Exchange Cap).

(f) The Common Shares (i) shall be designated for quotation or listed (as applicable) on the Principal Markets and (ii) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Markets from trading on the Principal Markets nor shall suspension by the SEC or the Principal Markets have been threatened, as of each Closing Date, either (I) in writing by the SEC or the Principal Markets or (II) by falling below the minimum maintenance requirements of the Principal Markets.

(g) (i) From the date hereof to the applicable Closing Date, trading in the Common Shares shall not have been suspended by the SEC or the Principal Markets (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to such Closing), and (ii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Markets, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing.

(h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i) Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect or an Event of Default (as defined in the Convertible Debentures).

(j) The Buyer shall have received the Closing Statement.

(k) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or materially modified and remains in full force and effect as of such Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Buyer.

(l) The Company shall have delivered to the Buyer a compliance certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that Company has complied with all of the conditions precedent to the applicable Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify.

(m) The Company and its Subsidiaries shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

(n) As of each Closing Date, the Company shall qualify as a “well-known seasoned issuer” within the meaning of Rule 405 under the Securities Act and shall be eligible to register the resale of the Conversion Shares underlying the Convertible Debenture to be issued at such Closing on an “automatic shelf registration statement” within the meaning of Rule 405 under the Securities Act.

(o) Holders of the notes issued in connection with the Orion Note shall have executed and delivered a consent to entry into the Convertible Debentures and to the performance by the Company of its rights and obligations under the Convertible Debentures.

(p) General Motors Holdings LLC shall have agreed to a waiver of its participation rights with respect to the transactions contemplated by the Transaction Documents or has otherwise been permitted to participate therein.

(q) The quarterly report on Form 10-Q for the quarterly period ended June 30, 2026 shall have been timely filed with the SEC in accordance with the rules and regulations for filing thereof.

(r) No default or event of default (or any event that, with the giving of notice and/or the passage of time, or both, would constitute a default or event of default) has occurred and is continuing under the Orion Note or the Orion Transaction Documents.

8.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to the Buyer within thirty (30) days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures shall be applicable only to the Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Buyer for the expenses described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	LITHIUM AMERICAS CORP. 3260-666 Burrard Street Vancouver, British Columbia, Canada V6C 2X8 Attention: Jonathan Evans, President and CEO E-Mail: [***]

With Copy (which shall not constitute Notice) to:	Vinson & Elkins LLP 1114 6th Avenue, 32nd Floor New York, New York 10036 Attention: Benjamin N. Heriaud, Jackson O’Maley E-Mail: [***]
If to the Buyer, to its address and e-mail address set forth on Schedule I, with copies to the Buyer’s representatives as set forth on Schedule I,
With copy to:	David Fine, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: [***]

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, the Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(i) Indemnification.

(i) In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors and employees (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure properly made to such Buyer pursuant to Section 4(g), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by the Indemnitee under this Section 9(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against an indemnified party under this Section 9(i), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (A) the indemnifying party has agreed in writing to pay such fees and expenses; (B) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both Indemnitee and the Company Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further, that in the case of clause (C) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. The indemnifying party shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of any liability to the Indemnitee under this Section 9, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the indemnifying party.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) No Waiver. Any waiver by a party of any breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No provision of this Agreement may be waived or amended other than by a written agreement signed by the parties to this Agreement. No custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party of its right to exercise any right, power or remedy available to it hereunder or any other right, power or remedy or to demand strict compliance with the terms of this Agreement.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name:	Jonathan Evans
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
	Name:	Matt Beckman
	Title:	Member

LIST OF EXHIBITS:

EXHIBIT A: FORM OF CONVERTIBLE DEBENTURES

EXHIBIT B: FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C: FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE AND ANY SECURITY ISSUED ON CONVERSION HEREOF MUST NOT TRADE THE SECURITY BEFORE [•], 2026.

LITHIUM AMERICAS CORP.

SUBORDINATED CONVERTIBLE DEBENTURE

Original Principal Amount: $[________]1

Issuance Date: [_________]

Number: LAC-[____]

FOR VALUE RECEIVED, LITHIUM AMERICAS CORP., a company existing under the laws of the Province of British Columbia, Canada (the “Company”), hereby promises to pay YA II PN, LTD., or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (or such lesser amount as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and the Payment Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). The Issuance Date is the date of the first issuance of this Subordinated Convertible Debenture (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Debenture”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture. This Debenture was originally issued pursuant to the Securities Purchase Agreement dated as of August 5, 2026, between the Company and the Buyers listed on the Schedule of Buyers attached thereto (as it may be amended from time to time, the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Section (11).

[1]	Insert $150,000,000 for initial Debenture.

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be [________], 202[__]2. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest on the Principal amount of this Debenture shall commence accruing on the Issuance Date from day to day, both before and after default, demand, maturity and judgment, at an annual rate equal to 5.00% (“Interest Rate”) (which Interest Rate shall increase to an annual rate of 18.00% upon the occurrence of an Event of Default (for so long as such event remains uncured or that is not waived)), and shall be computed on the basis of a 365-day year and shall be payable semi-annually in arrears on the last Business Day of June and December of each year following the Issuance Date through the Maturity Date (each, an “Interest Date”) with the first (1st) Interest Date being December 31, 2026. Notwithstanding the foregoing, during any Trigger Event Period, the Interest Rate shall increase to (y) at any time prior to the two-year anniversary of the Issuance Date, 7.50% per annum, and (z) at any time from and after the two-year anniversary of the Issuance Date, 15% per annum (or, in each case if the Interest Rate then in effect is higher, shall remain at such higher rate); provided, however, that the Interest Rate shall not increase on account of a Floor Price Event at any time prior to the two-year anniversary of the Issuance Date. Interest shall be payable on each Interest Date, to the record holder of this Debenture on the applicable Interest Date, at the option of the Company, either as (i) Cash Interest or (ii) Capitalized Interest. The Company shall deliver a written notice (an “Interest Election Notice”) to the Holder on or prior to the date that is five (5) Business Days immediately prior to the applicable Interest Date, which Interest Election Notice either (a) elects that Interest to be paid on such Interest Date shall be paid entirely as Cash Interest, or (b) elects that Interest to be paid on such Interest Date shall be paid entirely as Capitalized Interest; provided that notwithstanding anything to the contrary herein; upon the occurrence and during an Event of Default, all Interest shall be paid entirely as Cash Interest. If the Company does not timely deliver an Interest Election Notice in accordance with this Section 1(b), then the Company shall be deemed to have delivered an irrevocable Interest Election Notice confirming the payment of Interest as Capitalized Interest on such Interest Date.

(c) Limitation on Cash Interest Payments. Notwithstanding anything to the contrary in this Debenture, the Company shall not make, and shall not be required or permitted to make, any payment of Interest as Cash Interest if the interest payment made on the latest Interest Date (as defined in the Orion Note) under the Orion Note was paid as Capitalized Interest (as defined in the Orion Note), provided that the Orion Note remains outstanding. For so long as the foregoing restriction is in effect, all Interest on this Debenture shall be paid as Capitalized Interest, notwithstanding any Interest Election Notice or Section (1)(b) to the contrary.

[2]	Insert date that is 5 years and one day from the Issuance Date of this Debenture.

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(d) Optional Redemption. At any time following the one hundred eighty-first (181st) day after the Issuance Date, the Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section; provided, that the Company provides the Holder with written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, which Redemption Notice shall be delivered to the Holder after the close of regular trading hours on a Trading Day. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Debenture to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to (a) the outstanding Principal balance being redeemed by the Company plus (b) the Payment Premium in respect of such Principal amount plus (c) all accrued and unpaid Interest hereunder as of the date of such redemption, which for the avoidance of doubt, shall be Cash Interest. After receipt of a Redemption Notice, the Holder shall have ten (10) Trading Days (beginning with the Trading Day immediately following the date such Redemption Notice is delivered to the Holder in accordance with this term of this Section (1)(d)) to elect to convert all or any portion of this Debenture. On the eleventh (11th) Trading Day following the delivery of the applicable Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted and otherwise after giving effect to conversions or other payments made during such ten (10) Trading Day period.

(e) Repurchase at the Option of the Holder Upon a Change of Control. The Company shall deliver written notice to the Holder of any proposed Change of Control Transaction (a “Change of Control Notice”) no later than the later of (x) ten (10) Business Days prior to the date the Company reasonably anticipates consummating such Change of Control Transaction, or (y) five (5) Business Days after the public announcement of such Change of Control. The Change of Control Notice shall describe the material terms and conditions of such Change of Control Transaction and the anticipated date of consummation. Within seven (7) Business Days of receipt of such Change of Control Notice, the Holder shall have the right, but not the obligation, to require the Company to repurchase all or any portion of this Debenture, exercisable by delivering written notice (a “Change of Control Put Notice”) to the Company specifying the outstanding Principal balance to be repurchased, for a cash purchase price equal to the sum of (a) the outstanding Principal balance to be repurchased, plus (b) the Payment Premium in respect of such Principal amount, plus (c) all accrued and unpaid Interest with respect to such Principal amount to, but excluding, the date of such repurchase (the “Change of Control Repurchase Price”). The Holder shall be deemed to have waived its repurchase right under this Section (1)(e) if it does not deliver a Change of Control Put Notice within the time period specified herein. The Company shall, subject to the Subordination Agreement, pay the Change of Control Repurchase Price substantially concurrently with the consummation of such Change of Control Transaction. Nothing in this Section (1)(e) shall limit the Holder’s right to instead convert all or any portion of this Debenture in accordance with Section (3).

(f) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and, solely with respect to such payment being made, no interest shall be payable for the period from the original due date to such next succeeding Business Day.

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(g) Subordination. Notwithstanding anything to the contrary herein, the rights of the Holder hereunder are subject to the Subordination Agreement (the “Subordination Agreement”) dated August [•], 2026, by and between YA II PN, LTD., and OMF FUND IV SPV M LLC; and acknowledged by the Company. For the avoidance of doubt, upon termination of the Subordination Agreement in accordance with its terms, this Section (1)(g) shall no longer be of force and effect.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body, in each case of competent jurisdiction) shall have occurred:

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, Redemption Amount, Payment Premium, or other amounts when and as due under this Debenture or any other Transaction Document, subject in any case to the Subordination Agreement, if such failure continues for a period of five (5) Business Days;

(ii) (A) The Company or any Significant Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Significant Subsidiary of the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Significant Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary of the Company, in any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; (B) the Company or any Significant Subsidiary of the Company is adjudicated insolvent or bankrupt; (C) any order of relief or other order approving any such case or proceeding is entered; (D) the Company or any Significant Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; (E) the Company or any Significant Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; (F) the Company or any Significant Subsidiary of the Company shall fail to pay, shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (G) the Company or any Significant Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (H) the Company or any Significant Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (I) any corporate or other action is taken by the Company or any Significant Subsidiary of the Company for the purpose of effecting any of the foregoing;

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(iii) (A) The Company or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, mortgage, credit agreement or other facility, indenture agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money of the Company or any Significant Subsidiary of the Company and (i) such indebtedness is in an amount exceeding $30,000,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within thirty (30) days, or, (ii) such indebtedness becomes or is declared due and payable; or (B) the Company or any Significant Subsidiary shall default in any of its obligations under the Orion Note, the Additional Orion Notes or the Orion Transaction Documents and the Orion Note or the Additional Orion Notes becomes or is declared due and payable.

(iv) A final judgment or judgments for the payment of money in excess of $30,000,000 in the aggregate are rendered against the Company and/or any Significant Subsidiary and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $30,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Significant Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) The Common Shares shall cease to be quoted or listed for trading, as applicable, on a Principal Market for a period of ten (10) consecutive Trading Days;

(vi) A Change of Control Transaction occurs, unless in connection with such Change of Control Transaction this Debenture is repaid in accordance with the optional redemption provisions set forth in Section (1)(d), subject to the Subordination Agreement;

(vii) The Company’s (A) failure to deliver the required number of Common Shares to the Holder within five (5) Trading Days after the applicable Share Delivery Date or (B) notice to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of all or a portion of this Debenture into Common Shares that is tendered in accordance with the provisions of this Debenture;

(viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined below) within five (5) Business Days after such payment is due;

(ix) The Company’s failure to file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act and such failure continues for a period of ten (10) days;

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(x) Any representation or warranty made by or on behalf of the Company in or in connection with any Transaction Document shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi) (A))(i) The Subordination Agreement ceases to be in full force and effect (other than because all senior indebtedness subject thereto is no longer outstanding), or (ii) the Subordinating Creditor (as defined therein) ceases to have any of the rights set forth in the Subordination Agreement for any reason whatsoever, or (iii) any party to the Subordination Agreement (other than the Subordinating Creditor) or the Company or any Subsidiary of the Company shall contest in any manner the validity, binding nature or the enforceability of any provision set forth in the Subordination Agreement or the Subordination Agreement itself; or (B) (i) any subordination provision in any document or instrument governing subordinated debt or any subordination agreement entered into in connection with such subordinated debt, in either such case, to which the Holder has rights thereunder shall cease to be in full force and effect; or (ii) any party to any such subordination provision or subordination agreement or the Company or any Subsidiary of the Company shall contest in any manner the validity, binding nature or enforceability of any such provision or subordination agreement;

(xii) (A) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; (B) the Company, acting in bad faith, or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or (C) the Company, acting in bad faith, denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in accordance with the relevant termination provisions) or rescind any Transaction Document;

(xiii) The Company uses the proceeds of the issuance of this Debenture, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(xiv) The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be otherwise covered by Sections (2)(a)(i) through (2)(a)(xiii) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within thirty (30) days.

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(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Debenture, together with the Payment Premium in respect of such Principal amount, and all Interest and other amounts owing in respect of this Debenture to the date of acceleration, shall become, at the Holder’s election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Debenture, together with the Payment Premium in respect of such Principal amount, and all accrued and unpaid Interest and other amounts owing in respect of this Debenture to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Notwithstanding the foregoing, the Holder shall not be entitled to declare, and there shall not occur, any acceleration of any amounts owing under this Debenture as a result of a failure to pay described in Section (2)(a)(i) that results from any prohibition or restriction on such payment under the Subordination Agreement; provided that such failure shall continue to constitute an Event of Default for all other purposes hereunder. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the unpaid Principal amount of this Debenture, together with the Payment Premium in respect of such Principal amount, and Interest and other amounts owing in respect of this Debenture, in accordance with Section (3) (subject only to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii), but not subject to any other limitations contained herein) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date, provided that this Debenture remains outstanding. The Holder need not provide, and the Company hereby waives, any presentment demand, protest or other notice of any kind (other than any required notice of conversion), and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under Applicable Law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) CONVERSION OF DEBENTURE. This Debenture shall be convertible into Common Shares, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price (as defined below). The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a Common Shares upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount, except any tax that is due because the converting Holder requests those shares to be registered in a name other than the Holder’s name.

(b) Mechanics of Conversion.

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(i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”); provided, that a Conversion Notice received after 1:00 p.m., Eastern time, shall be deemed received on the following Trading Day solely for purposes of determining the Share Delivery Date, the Company shall (X) if legends are not required to be placed on certificates, direct registration system advice or the book-entry position of the Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or legends are required, issue and deliver to the address as specified in the Conversion Notice, a certificate, direct registration system advice or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice. Notwithstanding anything to the contrary in this Debenture, if the Common Shares are issued upon a conversion of this Debenture (i) prior to the effectiveness of a Registration Statement or (ii) to a resident of Canada, within four months and a day from the date this Debenture, such Common Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates), as applicable:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [•], 2026.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [OR DRS ADVICE] ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE [OR DRS ADVICE] REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX”

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(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate or direct registration system advice to the Holder or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request, either (i) subject to the Subordination Agreement, pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable and documented out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or direct registration system advice (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates or direct registration system advice representing such Common Shares to which the Holder is entitled with respect to such Conversion Notice and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, multiplied by (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon any conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted

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amounts hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-five (65) days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii) Principal Market Limitation. Notwithstanding anything in this Debenture to the contrary, the Company shall not issue any Common Shares upon conversion of this Debenture, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the Principal Market and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules and regulations of the Principal Market and the necessary filings required by the Principal Market have been made. Furthermore, the Holder shall not have the right to convert any portion of this Debenture to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own in excess of 9.99% of the number of Common Shares outstanding immediately after giving effect to such conversion until it has cleared any requisite personal information forms with the Toronto Stock Exchange.

(d) Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) [RESERVED].

(iii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under Applicable Law.

(iv) Legal Opinions. The Company is obligated to use commercially reasonable efforts to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof (i) following any sale of such Underlying Shares pursuant to Rule 144 or pursuant to an effective registration statement or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued

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by the staff of the SEC); provided, however, that such Holder has delivered such reasonably requested representations to such transfer agent, the Company and the Company’s legal counsel in connection with the request for such opinion (including from the Holder’s broker, if applicable). To the extent a legal opinion is not provided (either timely or at all), then, the Company agrees to reimburse the Holder for all reasonable and documented costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the sale or transfer of the Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Debenture is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares, (ii) subdivide outstanding Common Shares into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective, in the case of a dividend distribution, immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision, combination or re-classification, and shall become effective immediately after the effective date of such subdivision, combination or re-classification.

(f) [RESERVED].

(g) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares that is not a Change of Control Transaction (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

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(h) Whenever the Conversion Price is adjusted pursuant to Section (3)(e) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company and its subsidiaries, taken as a whole, in one or a series of related transactions, a Holder shall have the right to (A) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (B) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid Interest and other amounts owing thereon, which such newly issued convertible debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debenture was issued. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Common Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(4) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. Holder shall not transfer this Debenture other than to its affiliates who are non-residents of Canada for purposes of the Income Tax Act (Canada) for two years from the Issuance Date. Thereafter, this Debenture may be offered, sold, assigned or transferred by the Holder, in whole or in part, with the consent of the Company (not to be unreasonably withheld, conditioned or delayed), subject to the provisions of this Note and the Subordination Agreement, including the requirement that any such transferee sign onto the Subordination Agreement. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver to the Holder a new Debenture (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

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(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and substance and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (4)(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date. For greater certainty, no assignment or transfer shall be or shall be deemed to be a discharge, recission, extinguishment, novation or substitution of this Note and any new Debenture shall continue to be the same obligation and not a new obligation.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or electronic mail (“e-mail”) and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, as applicable or (iii) receipt, when sent by e-mail, and, in each case of the foregoing clauses (i), (ii) and (iii), properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	LITHIUM AMERICAS CORP.
3260-666 Burrard Street
Vancouver, British Columbia, Canada V6C 2X8 Attention: Jonathan Evans, President and CEO E-Mail: [***]

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with a copy (which shall not constitute notice) to:	Vinson & Elkins LLP 1114 6th Avenue, 32nd Floor New York, NY 10036 Attention: Benjamin N. Heriaud; Jackson A. O’Maley E-Mail: [***]

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: [***]
Email: [***]

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt from a nationally recognized overnight delivery service or receipt by e-mail in accordance with clause (i), (ii) or (iii) above, respectively.

(6) NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, and Interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause each of its subsidiaries not to, without the consent of the Holder, enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder, and the Company shall not amend, modify or waive any of its rights under its notice of articles, articles, or other organizational or governing documents, to the extent any such amendment, modification or waiver would be adverse to the Holder.

(7) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

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(8) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company and the Holder each hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company and the Holder each agrees that venue shall be proper in any court of the Governing Jurisdiction or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by Applicable Law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by e-mail or the mailing of copies thereof by registered or certified mail postage prepaid, to it at the e-mail address or physical address, as applicable, provided for notices in this Debenture, such service to become effective thirty (30) days after the date of such e-mail or mailing, as applicable. The Company and the Holder each irrevocably waive any defense it may have on the grounds of insufficient or improper service with respect to service of process effected in accordance with this Section (8)(b)(iv).

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(9) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Debenture, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable and documented out-of-pocket attorneys’ fees and disbursements.

(10) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. No provision of this Debenture may be waived or amended other than by a written agreement signed by the parties to this Debenture. No custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party of its right to exercise any right, power or remedy available to it hereunder or any other right, power or remedy or to demand strict compliance with the terms of this Debenture.

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(11) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate Applicable Laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of Interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(12) CERTAIN TAX MATTERS.

(a) No Debenture shall be held or owned or purchased or otherwise acquired by either a “specified foreign entity” or a “foreign-influenced entity” as defined in Section 7701(a)(51)(B) or (D), as applicable, of the Internal Revenue Code of 1986, as amended, or in temporary, proposed or final United States Treasury Regulations or other guidance promulgated or proposed thereunder or issued in respect thereof.

(b) The Company shall be entitled to deduct and withhold taxes on any payments (including non-cash payments of Common Shares) made pursuant to this Debenture to the Holder to the extent required by law (as determined in the good faith discretion of the Company); provided that the Company shall (i) use commercially reasonable efforts to notify the Holder reasonably in advance of such deduction or withholding and (ii) cooperate in good faith with the Holder to reduce or eliminate any such deduction or withholding. To the extent that amounts are so withheld and paid over to the applicable governmental body or agency, such withheld amounts shall be treated for all purposes of this Debenture as having been paid to the Holder in respect of which such deduction or withholding was made.

(13) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Additional Orion Notes” shall have the meaning set forth in the Securities Purchase Agreement.

(b) “Applicable Laws” means, with respect to any Person, any constitution, statute, law, rule, regulation, code, ordinance, treaty, judgment, order or any published directive, guideline, requirement or other governmental rule or restriction which has the force of law, by or from a court, arbitrator or other Governmental Authority having jurisdiction over such Person or any of its properties, whether in effect as of the date of this Agreement or as of any date hereafter.

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(c) “Bloomberg” means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).

(d) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(e) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(f) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(g) “Capitalized Interest” means, with respect to the payment of Interest on an Interest Date, the amount of such Interest that the Company has elected to pay by way of inclusion of such Interest in the Principal.

(h) “Cash Interest” means, with respect to the payment of Interest on an Interest Date, the amount of such Interest that the Company has elected (or is deemed to have elected) in accordance with Section 1(b) to pay in cash

(i) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Sections 13(d) and 14(b) of the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof) or (b) the sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions. No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(j) “Closing Price” means the price per share in the last reported trade of the Common Shares on a Principal Market or on the exchange which the Common Shares is then listed as quoted by Bloomberg, provided that if the Common Shares are listed or traded on both the NYSE and the TSX, then the Principal Market for the purposes of this definition shall be the NYSE.

(k) “Commission” means the Securities and Exchange Commission.

(l) “Common Shares” means the common shares, no par value, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

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(m) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Debenture to be converted, redeemed or otherwise with respect to which this determination is being made.

(n) ”Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(o) ”Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(p) ”Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(q) ”Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) [$___]3 per Common Share (the “Fixed Price”), or (ii) 95% of the lowest daily VWAP during the five (5) consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Floor Price” solely with respect to the Variable Price, shall mean [$____]4 per Common Share; provided, if at any time after the date of the Securities Purchase Agreement the daily VWAP is less than the Floor Price then in effect for ten (10) Trading Days during a period of fifteen (15) consecutive Trading Days (the date of any such occurrence, a “Reset Date”), then the Floor Price then in effect shall automatically, and without any further action required of the Company or the Holder, be reduced by an amount equal to [$____]5 per Common Share; provided, provided however, if such reduced Floor Price would be greater than the Closing Price as of the Reset Date, then the Floor Price shall be reduced to a price equal to 90% of such Closing Price, provided further, that in no event shall the Floor Price be reduced to an amount less than [$____]6 per Common Share (the “Hard Floor Price”).

[3]	Insert the greater of (1) 140% of the NYSE Official Closing Price on the day prior to the Issuance Date of the initial Debenture and (2) $3.79.
[4]	Insert price equal to 50% of the NYSE Official Closing Price on the day prior to the Issuance Date of the initial Debenture.
[5]	Insert price equal to 10% of the NYSE Official Closing Price on the day prior to the Issuance Date of the initial Debenture.
[6]	Insert price equal to 20% of the NYSE Official Closing Price on the day prior to the Issuance Date of the initial Debenture.

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(t) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.

(u) “Governmental Authority” means the government of the U.S., Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entirety exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(v) “Material Adverse Effect” has the meaning given such term in the Securities Purchase Agreement.

(w) “NYSE” means the New York Stock Exchange.

(x) “Orion Note” means that certain Convertible Note, dated April 1, 2025, issued by the Company to OMF Fund IV SPV M LLC, as amended, restated, supplemented, or otherwise modified from time to time.

(y) “Orion Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

(z) “Optional Redemption” shall have the meaning set forth in Section (1)(d).

(aa) “Other Debentures” means any other outstanding debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(bb) “Payment Premium” means 10% of the Principal Amount being paid.

(cc) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under Applicable Laws and regulations (including, without limitation, Regulation S-K), on Form 10-K and on Form 10-Q, for so long as any amounts are outstanding under this Debenture; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all Applicable Laws and regulations.

(dd) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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(ee) “Principal Market” means the NYSE and the Toronto Stock Exchange, provided however, that in the event the Common Shares are ever listed or traded on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Markets” shall include those markets on which the Common Shares are then listed or traded.

(ff) “Redemption Amount” shall have the meaning set forth in (1)(d).

(gg) “Redemption Notice” shall have the meaning set forth in (1)(d).

(hh) “Registration Rights Agreement” has the meaning given such term in the Securities Purchase Agreement.

(ii) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(jj) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(kk) ”Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(ll) “Subordination Agreement” shall have the meaning set forth in Section 1(g) of this Debenture.

(mm) “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

(nn) “Significant Subsidiary” means all Subsidiaries of the Company that are direct or indirect parent companies of Lithium Nevada Ventures, LLC and its successors.

(oo) “Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day, provided that if the Common Shares are listed or traded on both the NYSE and the TSX, then the Principal Market for the purposes of this definition shall be the NYSE.

(pp) “Transaction Document” has the meaning given such term in the Securities Purchase Agreement.

(qq) “Trigger Event Period” means each period commencing on the first date on which (A) (i) the daily VWAP is less than the Hard Floor Price then in effect for fifteen Trading Days during a period of twenty consecutive Trading Days (a “Floor Price Event”), (ii) at any time after the Effectiveness Deadline (as defined in the Registration Rights Agreement), the

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Holder is unable to utilize a Registration Statement to resell Underlying Shares for a period of twenty (20) consecutive Trading Days (not including during any allowable grace period pursuant to an in accordance with the terms of the Registration Rights Agreement) (a “Registration Event”), or (iii) the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (an “Exchange Cap Event”), and ending on (B) (i) in the event of a Floor Price Event, the date that is the 10th consecutive Trading Day that the daily VWAP is greater than the Floor Price then in effect, (ii) in the event of a Registration Event, the date that the condition or event causing the Registration Event has been cured or the Holder is able to resell the Common Shares issuable upon conversion of this Debenture in accordance with Rule 144 under the Securities Act, and (iii) in the event of an Exchange Cap Event, the date on which the Company first obtains the approval of its stockholders for the issuance of Common Shares in excess of the Exchange Cap in accordance with the rules and regulations of the TSX and the NYSE.

(rr) “Underlying Shares” means the Common Shares issuable upon conversion of this Debenture in accordance with the terms hereof.

(ss) ”VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P., provided that if the Common Shares are listed or traded on both the NYSE and the TSX, then the Principal Market for the purposes of this definition shall be the NYSE.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
LITHIUM AMERICAS CORP.

By:
Name:
Title:

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: LITHIUM AMERICAS CORP.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. LAC-[_____] into Common Shares of LITHIUM AMERICAS CORP., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Payment Premium (if applicable):

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Fixed Price:

Variable Price:

Applicable Conversion Price:

Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

Authorized Signature:

Name:

Title:

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into effective as of August 5, 2026 by and between Lithium Americas Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”), and YA II PN, Ltd., a Cayman Islands exempt limited company (the “Buyer”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and between the Company and the Buyer, dated as of August 5, 2026 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Buyer up to $175,000,000 in aggregate principal amount of subordinated convertible debentures (the “Convertible Debentures”), which will, among other things, be convertible into the Company’s common shares, no par value per share (the “Common Shares”) (the Common Shares issuable upon conversion under the terms of the Convertible Debentures, collectively, the “Conversion Shares”).

B. In accordance with the terms of the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(b) “Automatic Shelf” means an “automatic shelf registration statement” within the meaning of Rule 405 under the Securities Act.

(c) “Business Day” means any day, other than (i) a Saturday, Sunday or statutory holiday in the Province of British Columbia or the City of New York and (ii) a day on which banks are generally closed in the Province of British Columbia or the City of New York.

(d) “Delayed Convertible Debentures” means the Convertible Debentures issued in connection with a Delayed Closing.

(e) “effective” and “effectiveness” refer to a Registration Statement that has been declared effective by the SEC or otherwise becomes effective automatically in accordance with the rules and regulations of the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

(f) “Effective Date” means the date that the Registration Statement has been declared effective by the SEC or otherwise becomes effective automatically in accordance with the rules and regulations of the SEC.

(g) “Effectiveness Deadline” means if the Company is not eligible to file an Automatic Shelf (i) 60 calendar days after the Filing Deadline in the case of a filing on Form S-3 and (ii) 90 days calendar after the Filing Deadline in the case of a filing on Form S-1.

(h) “Eligible Markets” means the New York Stock Exchange, the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

(i) “Filing Date” means the date on which the Registration Statement is initially filed with the SEC.

(j) “Filing Deadline” means (i) three (3) Business Days following the date of filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, in respect of the Initial Convertible Debentures, and (ii) if required, ten (10) business days after a Delayed Closing, in respect of the Delayed Convertible Debentures.

(k) “Initial Convertible Debentures” means the Convertible Debentures issued in connection with the First Closing.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and any government or any department or agency thereof.

(m) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC or such Registration Statement otherwise becoming automatically effective in accordance with the rules and regulations of the SEC.

(n) “Registrable Securities” means (i) the Conversion Shares issued or issuable pursuant to the terms of the Initial Convertible Debentures and the Delayed Convertible Debentures, it being understood that the Conversion Shares issuable upon conversion of the Delayed Convertible Debentures shall not be “Registrable Securities” unless and until the corresponding Delayed Convertible Debentures are issued and sold to the Buyer, and (ii) any capital stock of the Company issued or issuable with respect to the Convertible Debentures or the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, in each case, without regard to any limitations on conversion and/or redemption of the Convertible Debentures; provided, that any Registrable Security will cease to be a Registrable Security upon the earliest to occur of when (A) a Registration Statement covering

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such Registrable Security has become effective under the Securities Act and such Registrable Security has been disposed of pursuant to such Registration Statement, (B) such Registrable Security may (at such time and/or upon issuance, as applicable) be disposed of without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, and any restrictive legend thereon has been removed or (C) such Registrable Security has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 9; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of any security that was a Registrable Security and has ceased to be a Registrable Security shall not be a Registrable Security.

(o) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale of the Registrable Securities.

(p) “Required Registration Amount” means, with respect to the Registration Statement to be filed in connection with the Initial Convertible Debentures, 72,553,609, and as of any other time of determination, the Registrable Securities then issued or issuable pursuant to the terms of the Convertible Debentures, determined without regard to any limitations on conversion of the Convertible Debentures and assuming that the Convertible Debentures are then fully convertible into Common Shares at the then prevailing applicable conversion contemplated therein.

(q) “Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(r) “SEC” means the United States Securities and Exchange Commission.

(s) “Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

(t) “WKSI” means a “well-known seasoned issuer” within the meaning of Rule 405 under the Securities Act.

2. Registration.

(a) Mandatory Registration. The Company shall use commercially reasonable efforts to prepare, and, as soon as reasonably practicable but in no event later than the applicable Filing Deadline, to file with the SEC (1) a Registration Statement covering the resale of the Required Registration Amount of Registrable Securities in respect of the Initial Convertible Debentures; and (2) a Registration Statement covering the resale of the Required Registration Amount of Registrable Securities in respect of the Delayed Convertible Debentures, provided such Registration Statement may be effected via post-effective amendment to such Registration Statement covering the resale of the Required Registration Amount of Registrable Securities in

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respect of the Initial Convertible Debentures. Each such Registration Statement shall be on Form S-3 and shall be an Automatic Shelf if the Company shall then be a WKSI (any such Registration Statement, a “WKSI Registration Statement”)); provided that, and subject to Section 2(c), if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-1, and if for any reason the Company is not then eligible to register for resale the Registrable Securities on Form S-1, then such registration shall be on another appropriate form for such purpose. Each such Registration Statement shall contain (except if otherwise directed by the Buyer) the “Plan of Distribution” and “Selling Shareholders” sections in form reasonably satisfactory to the Buyer. If a Registration Statement is not a WKSI Registration Statement, the Company shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as reasonably practicable after the filing thereof and in any event, no later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Buyer shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Duane Morris LLP or such other counsel as thereafter designated by the Buyer. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(c) Ineligibility for Form S-3. In the event that Form S-3 (or such other form type applicable to an existing Registration Statement) is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Buyer and (ii) undertake to register the Registrable Securities on Form S-3 reasonably promptly after such form becomes available (and, to the extent the Company qualifies as a WKSI as of the initial filing date for such Registration Statement, such Registration Statement shall be an Automatic Shelf); provided, that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC or otherwise becomes effective automatically in accordance with the rules and regulations of the SEC.

(d) Sufficient Number of Shares Registered. In the event the number of shares registered for resale by the Buyer under a Registration Statement filed pursuant to Section 2(a) or Section 2(c) is insufficient to cover the number of Conversion Shares issued or issuable pursuant to the terms of the Convertible Debentures and, without duplication, all of the Registrable Securities (a “Registration Deficiency”), the Company shall, upon the Buyer’s written request, in the case of an existing and effective Automatic Shelf, promptly file a new prospectus supplement, or use commercially reasonable efforts to amend the applicable Registration Statement, or file a new Registration Statement (on Form S-3 or another short form registration available therefor and as an Automatic Shelf, if applicable), or both, so as to cover at least the Required Registration Amount of Registrable Securities as of the Business Day immediately preceding the date of the filing of such prospectus supplement, amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than ten (10) calendar days after such request is received. The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

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3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(c) or 2(d), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall use its commercially reasonable efforts to comply with the following obligations:

(a) The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until all of the Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Registration Period”). The Company shall ensure that, when effective, (i) each Registration Statement (including any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) in the case of any prospectus contained in a Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement or any of the documents incorporated by reference therein as soon as reasonably practicable after receipt thereof.

(b) Subject to the provision by each holder of Registrable Securities of all information reasonably requested by the Company for such purposes, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424(b) promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K, proxy statement or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements to such Registration Statement with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit the Buyer and Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC, with comments to be furnished within 24 hours of the receipt thereof from the Company and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and any similar or successor reports) within a reasonable number of days prior to their filing with

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the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which the Buyer and/or Legal Counsel reasonably objects in writing, unless the Company determines in good faith that such filing is required by applicable law. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of the Buyer and Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to the Buyer and Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Buyer, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one PDF copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such number of written copies as Legal Counsel or the Buyer may reasonably request). The Company shall reasonably cooperate with the Buyer and Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to the Buyer, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including financial statements and schedules, all exhibits and, if requested by the Buyer, all documents incorporated therein by reference), the prospectus included therein (including each preliminary prospectus) and such other documents as the Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Buyer.

(e) If applicable, the Company shall cooperate with the Buyer to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Buyer of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyer shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Buyer who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any applicable jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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(f) The Company shall notify Legal Counsel and the Buyer in writing of the happening of any event, as promptly as practicable after becoming aware of such event but in any event no later than the next Business Day following such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(o), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, if requested by the Buyer, deliver one PDF copy of such supplement or amendment to Legal Counsel and the Buyer (or such number of written copies as Legal Counsel or the Buyer may reasonably request). The Company shall also promptly notify Legal Counsel and the Buyer in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Buyer by facsimile or email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (iv) of the Company’s reasonable determination that the Company is no longer eligible to use an existing Registration Statement. In the event that clause (iv) of the immediately preceding sentence is applicable, the Company shall file a new or amended Registration Statement on an appropriate form in accordance with Section 2(c), provided, that if such existing Registration Statement is on Form S-3, the Company will not be required to file a new or amended Registration Statement prior to the filing of its next update to the Registration Statement under Section 10(a)(3) of the Securities Act, provided that the existing Registration Statement on Form S-3 remains useable until such next update.

(g) The Company shall prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to promptly obtain the withdrawal of such order or suspension and to notify Legal Counsel and the Buyer of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal, state or provincial securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Buyer is sought by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Buyer and allow the Buyer, at the Buyer’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

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(i) The Company shall (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for listing or quotation of all of the Registrable Securities on at least one of the Eligible Markets. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(i).

(j) The Company shall instruct its transfer agent to issue (and shall cooperate with its transfer agent with respect to such issuance) all Registrable Securities (i) covered by a Registration Statement, to the extent they are issued or delivered to the Buyer after the effective date of such Registration Statement, and if the applicable holder of such Registrable Securities delivers to the Company a customary “will-comply” representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, or (ii) eligible upon issuance for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act, free of any U.S. restrictive legends, and the Company shall direct its transfer agent to issue or transfer all such Registrable Securities without such legends and deposit such Registrable Securities in the appropriate account balance account at the Depository Trust Company (“DTC”) in accordance with the instructions of the holder of such Registrable Securities. The Company shall cooperate with the Buyer and, to the extent applicable, facilitate the timely preparation and delivery of certificates (or book-entry notations) (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates (or book-entry notations) to be in such denominations or amounts, as the case may be, as the Buyer may reasonably request and registered in such names as the Buyer may request; provided, that the Buyer has provided all documentation and evidence (which may include an opinion of counsel and a customary representation letter) as may be reasonably required by the Company, its counsel or its transfer agent. Notwithstanding anything to the contrary in this Agreement, if the Registrable Securities are issued within four months and a day from the date on which the Convertible Debentures are issued to a resident of Canada, such Registrable Securities will bear the following legend: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [Insert date that is 4 months and a day from issuance of the Convertible Debentures], 2026.” and be subject to any applicable resale restrictions under the securities laws of Canada.

(k) If requested by the Buyer, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the Buyer reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the Buyer and the number of Registrable Securities being offered or sold by the Buyer and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Buyer holding any Registrable Securities.

(l) The Company shall cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

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(m) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.

(n) The Company shall otherwise comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o) Notwithstanding anything to the contrary herein, the Company may (i) delay the filing or effectiveness of a Registration Statement (or any amendment thereto) or (ii) suspend the Buyer’s use of any prospectus that is part of a Registration Statement upon prompt written notice to the Buyer whose Registrable Securities are included in such Registration Statement (a “Suspension Notice”) (provided that in no event shall such notice contain any material non-public information regarding the Company) (in which event the Buyer shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to forty-five (45) days, if the Board of Directors of the Company determines that (A) such delay or suspension is in the best interest of the Company and its shareholders generally due to a pending financing or other transaction involving the Company (including a pending securities offering by the Company), (B) such registration or use of such prospectus would render the Company unable to comply with applicable securities laws in any material respect or (C) such registration or use of such prospectus would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Grace Period”); provided, that the Company shall promptly notify the Buyer in writing of the date on which the Grace Period ends; and, provided further, that no Grace Periods collectively shall exceed an aggregate of ninety (90) days during any three hundred sixty five (365) day period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Buyer receive the notice referred to above and shall end on and include the later of (x) the date the Buyer receives the notice referred to above and (y) the date referred to in such notice. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

(p) Other than as disclosed in its filings or any of its documents furnished with the SEC, neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of materially impairing the rights granted to the Buyer in this Agreement or that otherwise materially conflicts with the provisions hereof.

(q) The Company shall instruct its transfer agent to remove (and shall cooperate with the transfer agent with respect to the removal of) any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities and deposit such Registrable Securities in the appropriate account balance account at the DTC (as directed by the holder of such Registrable Securities) if

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such Common Shares (i) are sold pursuant to an effective registration statement under the Securities Act, (ii) a registration statement covering the resale of the Registrable Securities is effective under the Securities Act and the applicable holder of such Registrable Securities delivers to the Company a customary “will-comply” representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, (iii) are sold or transferred pursuant to Rule 144 or (iv) are eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act. Each holder of Registrable Securities agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company reasonably deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including, in the case of clause (iv) of the immediately preceding sentence only, a certification that the holder is not an Affiliate of the Company and regarding the length of time the Convertible Debentures and/or Common Shares have been held since the date such securities were acquired from the Company or an Affiliate of the Company. Any fees of the Company, the transfer agent and the Company’s counsel or Legal Counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

(r) [Omitted.]

(s) In the event that the Buyer elects to dispose of Registrable Securities totaling 5% or more of the outstanding Common Shares of the Company pursuant to a block trade (a “Block Trade”), the Company shall, at the request of the Buyer, enter into customary agreements and shall take all such other customary actions as are requested by the Buyer in order to expedite or facilitate the disposition of such Registrable Securities.

4. Obligations of the Buyer.

(a) At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify the Buyer in writing of the information the Company requires from the Buyer if the Buyer elects to have any of the Buyer’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of the Buyer that the Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Buyer, by the Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

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(c) The Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or Section 3(f), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Buyer’s receipt of copies of the supplemented or amended prospectus, or new or amended Registration Statement, as contemplated by Section 3(g) or Section 3(f) or receipt of notice that no supplement or amendment or new or amended Registration Statement is required. Notwithstanding anything to the contrary, subject to compliance with applicable securities laws and Section 3(j) herein, the Company shall cause its transfer agent to deliver unlegended certificates for Common Shares to a transferee of the Buyer in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Buyer has entered into a contract for sale prior to the Buyer’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(o) and for which the Investor has not yet settled.

(d) The Buyer covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable and documented expenses, other than underwriting discounts and commissions and any fees and expenses of counsel engaged by the Buyer, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. Indemnification.

With respect to Registrable Securities that are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Buyer, its Affiliates, the directors, officers, partners, members, employees of, and each Person, if any, who controls the Buyer or its Affiliates within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses (other than loss of profits), claims (including claims asserted directly by or between an Indemnified Person and the Company), damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus if used prior

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to the effective date of such Registration Statement, or included in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”), except in each case as arises from such Indemnified Person’s own gross negligence, willful misconduct or bad faith. Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the Transfer of the Registrable Securities by the Buyer pursuant to Section 9.

(b) In connection with any Registration Statement, the Buyer agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyer expressly for use in connection with such Registration Statement; and, subject to Section 6(c), the Buyer shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim that relates to such a Violation; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the Transfer of the Registrable Securities by the Buyer pursuant to Section 9.

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(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Buyer. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

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7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the Exchange Act.

With a view to making available to the Buyer the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to the Buyer so long as the Buyer owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (the delivery of which will be satisfied by the Company’s filing of such reports with the SEC through EDGAR), and (iii) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement may be assigned to a Transferee of Registrable Securities pursuant to the terms and subject to the restrictions on transfer set forth in the Purchase Agreement.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Buyer. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Buyer and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

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No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11. Miscellaneous.

(a) If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Lithium Americas Corp.

3260-666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

Attention: Jonathan Evans, President and CEO

E-Mail: [***]

With a copy (for informational purposes only) to each of:

Vinson & Elkins L.L.P.

845 Texas Avenue

Suite 4700

Houston, Texas 77001

Attention: Jackson O’Maley; Ben Heriaud; Layton Suchma

Email: [***]

and

Cassels Brock & Blackwell LLP

Suite 2200, RBC Place, 885 West Georgia St.

Vancouver, BC V6C, 3E8

Attention: David Redford

Email: [***]

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If to Legal Counsel:

c/o Yorkville Advisors Global, LP

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: David Fine, Esq.

Email: [***]

If to the Buyer, to its address and/or email address set forth on the Buyer Schedule attached hereto, with copies to such Buyer’s representatives as set forth on the Buyer Schedule, or to such other address and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service or receipt from a reputable overnight delivery service in accordance with clause (A), (B) or (C) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or email transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Buyer pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Buyer, determined as if all of the outstanding Notes then held by the Buyer have been converted for Registrable Securities without regard to any limitations on redemption and/or conversion of the Convertible Debentures.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

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(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) Legal Counsel may rely on instructions from the Buyer.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

LITHIUM AMERICAS CORP.

By:
Name:	Jonathan Evans
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:
Name:	Matt Beckman
Title:	Member

[Signature Page to Registration Rights Agreement]

BUYER SCHEDULE

Buyer	Buyer Address and Email Address	Buyer’s Representative’s Address
YA II PN, Ltd.	c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Attention: David Fine, Esq. Email: [***]	Duane Morris LLP 22 Vanderbilt 335 Madison Avenue, 23rd Floor New York, New York 10017 Attention: James T. Seery Email: [***]

EXHIBIT C

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

COMPANY LETTERHEAD

[______], 2026

TA INFO

XXXX

XXXX

XXXX

Ladies and Gentlemen:

LITHIUM AMERICAS CORP., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”) and YA II PN, LTD. (the “Investor”) have entered into a Securities Purchase Agreement dated as of August 5, 2026 (the “Agreement”), providing for the issuance of Convertible Debentures in the aggregate principal amount of up to $175,000,000 (the “Debentures”) convertible into shares of common stock, no par value per share, of the Company (“Common Shares”).

A copy of the form of Debentures is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion.

The ability to convert the Debentures in a timely manner is a material obligation of the Company pursuant to such securities. Your firm is hereby irrevocably authorized and instructed to issue Common Shares of the Company (without any restrictive legend) to the Investors without any further action or confirmation by the Company: (A) upon your receipt from any Investor of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor; and (ii) an opinion of counsel of the Company or the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the Common Shares of the Company issued to such Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to such Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Shares pursuant to any Conversion Notices received from any Investor.

The Investors are intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of each such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

LITHIUM AMERICAS CORP.

By:
Name: Jonathan Evans
Title: President and Chief Executive Officer

SCHEDULE I

SCHEDULE OF BUYERS

(a)		(b)	(c)
Buyer		Subscription Amount of Convertible Debentures	Purchase Price (100% of Subscription Amount)
YA II PN, Ltd.
1012 Springfield Avenue	Initial Closing:	$150,000,000.00	$150,000,000.00
Mountainside, NJ 07092	Delayed Closings:	Up to $25,000,000.00	Up to $25,000,000.00
Email: [***]
	Aggregate:	$175,000,000.00	$175,000,000.00

Legal Representative’s Address and E-Mail Address
David Fine, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Email: [***]

Schedule II

Defined Terms Used in Permitted Indebtedness and Permitted Liens Definitions

“Additional Orion Notes” means those additional note issued under the Transaction Agreement so long as the aggregate funded principal amount thereof shall not exceed $30,000,000.

“Capitalized Interest” means, under the Existing Orion Notes and under any Additional Orion Notes, with respect to the payment of Interest (as defined in the Existing Orion Notes or such Additional Orion Notes) on the applicable interest payment date specified therein, the amount of such Interest that the Company has elected to pay by way of inclusion of such Interest in the principal amount specified therein.

“DOE” means the United States Department of Energy.

“DOE Financing Document” means each “Financing Document” as such term is defined in the DOE Loan (as they exist as of the date hereof).

“DOE Loan” means that certain Loan Arrangement and Reimbursement Agreement, dated as of October 28, 2024, by and between the Project Company and the U.S. Department of Energy, as amended by that certain Omnibus Amendment, dated as of December 17, 2024, and any amendments, supplements, modifications, extensions, renewals, or restatements thereof.

“Existing Orion Note” means that certain Convertible Note, dated as of April 1, 2025, issued by the Company in favor of OMF Fund IVSPV M LLC, in the original principal amount of $195,000,000 and, as of the date of this Agreement, $117,000,000 of principal remains outstanding, of which $109,000,000 constitutes funded principal and $8,000,000 constitutes Capitalized Interest.

“GM Investment Documents” means the Investor Rights Agreement, the JV Investment Agreement, the LAC-GM JV LLCA and the Management Services Agreement.

“Guarantee”, of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (including all Purchase Money Obligations), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this Note shall be valued at the maximum potential amount payable with respect to such earn-out) and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Intermediate Holding Companies” means all Subsidiaries of the Company that are direct or indirect parent companies of Project Holdco.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Orion Transaction Documents” means the ‘Transaction Documents’ as defined in the Transaction Agreement.

“Permitted Encumbrances” means any of the following:

(i) Liens imposed by law for Taxes that are not yet delinquent and payable or are being contested in good faith;

(ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, rental deposits, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in each case in the ordinary course of business;

(v) judgment Liens in respect of judgments that do not constitute an Event of Default;

(vi) customary Liens of a depository bank or securities intermediary under applicable law or the applicable account documentation for the applicable deposit account or securities account;

(vii) any interest or title of a lessor, sublessor, licensor or sublicensor under any leases, subleases, licenses or sublicenses entered into by the Company or any Subsidiary in the ordinary course of business; and

(viii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (v) above.

“Permitted Project Indebtedness” means, in respect of the Project Company, any of the following:

(i) Indebtedness incurred under the DOE Financing Documents;

(ii) Indebtedness in respect of amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business, to the extent such amounts and expenses are not unpaid more than ninety days past the due date therefor or are being contested in good faith;

(iii) Indebtedness comprised of purchase money obligations or leases for discrete items of property and equipment not comprising an integral part of the Project, the amount of which does not exceed (A) the cost of the equipment so financed or (B) an aggregate amount not to exceed $25,000,000;

(iv) Indebtedness required pursuant to Section 7.16 of the DOE Loan;

(v) Permitted Subordinated Loans;

(vi) Indebtedness in respect of leases of office space, office equipment, motor vehicles and the other leases on Schedule 9.16(d) (Permitted Leases) to the DOE Loan as of the date hereof and any replacement thereof, with respect to which the aggregate lease payments do not exceed $75,000,000 per fiscal year;

(vii) Indebtedness in respect of any bankers’ acceptances, letters of credit, warehouse receipts or similar facilities, in each case, incurred in the ordinary course of business;

(viii) unsecured and subordinated Indebtedness incurred after the Project Completion Date for general corporate purposes in an aggregate amount outstanding at any one time not to exceed $10,000,000;

(ix) to the extent constituting Indebtedness, indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;

(x) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(xi) contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the normal course of business, the endorsement of negotiable instruments received in the normal course of business and indemnities provided under any of the Project Documents;

(xii) Indebtedness of the Project Company to the Company or any Subsidiary of the Company;

(xiii) to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay obligations contained in supply agreements and similar obligations incurred in the ordinary course of business (including guarantees thereof); and

(xiv) after the Project Completion Date, Indebtedness incurred to finance Phase Two in an aggregate amount not to exceed one of the following (not both) (x) if such Indebtedness is solely funded by the DOE, $2,500,000,000 at any time outstanding, or (y) in any other case, $1,500,000,000 at any time outstanding, provided that such Indebtedness is not secured by any security interest in the collateral securing the DOE Loan.

“Permitted Subordinated Loans” means any subordinated loans made by, or on behalf of, the Company or 1339480 B.C. Ltd. to the Project Company in lieu of purchasing Equity Interests, on the terms and conditions set forth in the Affiliate Support Agreement.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

“Phase Two” means an expansion phase of development of the Project.

“Project” means the Thacker Pass lithium project located in the State of Nevada, including the Project Property, the mining, development, production, processing, recovery, sale, transportation, storage and delivery operations and related assets and rights and other assets or rights located on or at or used in connection with the Project Property or to mine minerals.

“Project Company” means Lithium Nevada LLC (f/k/a Lithium Nevada Corp.), a Nevada limited liability company.

“Project Completion Date” shall have the meaning ascribed to such term in the DOE Loan.

“Project Holdco” means Lithium Nevada Ventures, LLC and its successors.

“Specified Tax Credit” means the advanced manufacturing production tax credit, as defined in Section 45X of the Code and the Treasury Regulations promulgated thereunder, or any successor to or replacement of such credit.

“Transaction Agreement” means that certain transaction agreement dated as of March 5, 2025 by and among the Company and the investor listed on the signature pages attached thereto pursuant to which the Company issued the Existing Orion Notes and Additional Orion Notes, as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of the Subordination Agreement.